INVESCO BASIC VALUE FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        8

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               46,559

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                8,822
          Class C                7,182
          Class R                1,171
          Class Y                1,140
          Institutional Class    1,631

74V.    1 Net asset value per share (to nearest cent)
          Class A               $17.50

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $15.64
          Class C               $15.64
          Class R               $17.28
          Class Y               $17.56
          Institutional Class   $17.98